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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75682) of First BanCorp. of our report dated March 7, 2003 relating to the financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ending December 31, 2002, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

August 20, 2003